Exhibit (j)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Counsel and Auditors" in the Registration Statement (Form N-1A) of Northern Institutional Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-80543) and in this Amendment No. 42 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3605).



        /s/ ERNST & YOUNG LLP



Chicago, Illinois
October 13, 1999